Exhibit 99.(h.21)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated June 1, 2002 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a Delaware corporation, is effective as of June 27, 2005.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amendment to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:	/s/ Michael Latham
Name:	Michael Latham
Title:	Managing Director

By:	/s/ Gregory Friedman
Name:	Gregory Friedman
Title:	Principal

ISHARES TRUST

By:	/s/ Raman Suri
Name:	Raman Suri
Title:	Principal

Exhibit A

Lehman Brothers 1-3 Year Treasury Index

Lehman Brothers 7-10 Year Treasury Index

Lehman Brothers 20+ Year Treasury Index

Lehman Brothers Treasury Index

Lehman Brothers Government/Credit Index

U.S. Credit Index

Lehman Brothers U.S. Aggregate Index

Lehman Brothers Treasury Inflation Note Index